Exhibit 23.2

                             Glen Macdonald. P. Geo
            303-1334 Cardero St, Vancouver, British Columbia, Canada


November 27, 2008


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Deer Bay Resources Inc. - Form S1 Registration Statement


Dear Sirs:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form S1 Registration Statement for Deer Bay Resources Inc, dated on or about November 27, 2008, and thereafter, of the following:

     * My report titled "Geological Report on the Emory Creek claim (known as the Emmy Claim) located in the New Westminster Mining Division, British Columbia, Canada, for Deer Bay Resources Inc, dated June 5, 2008, prepared by me for Deer Bay Resources Inc.

In addition, I hereby also consent to the reference to my name included under the heading "Experts" in the referenced Registration Statement for Deer Bay Resources Inc.

Yours truly,


/s/ Glen C. Macdonald
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Glen C. Macdonald, P. Geol., P. Geo.


/s/ Laurence Stephenson
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Laurence Stephenson, B.Sc., MBA., P.Eng.